Exhibit (e)(xxviii) under Form N-1A
                                             Exhibit 1 under Item 601/Reg. S-K



                                 MUTUAL FUNDS
                              SALES AND SERVICE
                                  AGREEMENT

    This Agreement is entered into among the financial institution executing this Agreement ("Financial Institution"), Edgewood Services, Inc. and/or Federated Securities Corp. (Edgewood and Federated each acting individually and not in any joint capacity; collectively referred to as "Distributor"), each acting as principal underwriter with respect to those series or portfolios listed on each Exhibit hereto (referred to individually as the "Fund" and collectively as the "Funds").

    This Agreement contemplates that Distributor may make one or more of the following payments to Financial Institutions: (a) payment for sales commissions as described in Section II and listed in each Exhibit; (b) payment for distribution services as described in Section III and listed in each Exhibit; (c) payment for shareholder services as described in Section IV and listed in each Exhibit; and/or (d) supplemental payments as described in
Section V and listed in each Exhibit.


SECTION I - FINANCIAL INSTITUTION.

1.  Status of Financial Institution as "Bank" or Registered Broker-Dealer.
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Financial Institution represents and warrants to Distributor:

      (a)(i) that it is a broker or dealer as defined in Section 3(a)(4) or 3(a)(5) of the Securities Exchange Act of 1934 ("Exchange Act"); that it is registered with the Securities and Exchange Commission pursuant to Section 15 of the Exchange Act; that it is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); that its customers' accounts are insured by the Securities Investors Protection Corporation ("SIPC"); and that, during the term of this Agreement, it will abide by all of the rules and regulations of the NASD including, without limitation, the NASD Rules of Conduct. Financial Institution agrees to notify Distributor immediately in the event of (1) the termination of its coverage by the SIPC;
            (2) its expulsion or suspension from the NASD, or (3) its being found to have violated any applicable federal or state law, rule or regulation arising out of its activities as a broker-dealer or in connection with this Agreement, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. Financial Institution's expulsion from the NASD will automatically terminate this Agreement immediately without notice. Suspension of Financial Institution from the NASD for violation of any applicable federal or state law, rule or regulation will terminate this Agreement effective immediately upon Distributor's written notice of termination to Financial Institution; or

      (a)(ii)     that it is a "bank," as that term is defined in
            Section 3(a)(6) of the Exchange Act and that, during the term of this Agreement, it will abide by the rules and regulations of those state and federal banking authorities with appropriate jurisdiction over the Financial Institution, especially those regulations dealing with the activities of the Institution as described under this Agreement. Financial Institution agrees to notify Distributor immediately of any action by or communication from state or federal banking authorities, state securities authorities, the Securities and Exchange Commission, or any other party which may affect its status as a bank, or which may otherwise affect in any material way its ability to act in accordance with the terms of this Agreement. Any action or decision of any of the foregoing regulatory authorities or any court of appropriate jurisdiction which affects Financial Institution's ability to act in accordance with the terms of this agreement, including the loss of its exemption from registration as a broker or dealer, will terminate this Agreement effective upon Distributor's written notice of termination to Financial Institution; and

      (b) that Financial Institution is registered with the appropriate securities authorities in all states in which its activities make such registration necessary.

2.  Financial Institution Acts as Agent for its Customers.
----------------------------------------------------------

    The parties agree that in each transaction in the shares of beneficial interest or capital stock of any Fund ("Shares") and with regard to any services rendered pursuant to this Agreement: (a) Financial Institution is acting as agent for the customer; (b) each transaction is initiated solely upon the order of the customer; (c) as between Financial Institution and its customer, the customer will have full beneficial ownership of all Shares of the Funds; (d) each transaction shall be for the account of the customer and not for Financial Institution's account; and (e) each transaction shall be without recourse to Financial Institution provided that Financial Institution acts in accordance with the terms of this Agreement. Financial Institution shall not have any authority in any transaction to act as Distributor's agent or as agent for the Funds.

SECTION II - AGREEMENT FOR SALES OF FUND SHARES.

3.  Execution of Orders for Purchase and Redemption of Shares.
--------------------------------------------------------------

(a) All orders for the purchase of any Shares shall be executed at the then-current public offering price per share (i.e., the net asset value per share plus the applicable initial sales load, if any) and all orders for the redemption of any Shares shall be executed at the net asset value per share of the applicable Class, in each case as described in the prospectus of the Fund. Any applicable redemption fee or deferred sales charge will be deducted by the Fund prior to the transmission of the redemption proceeds to Financial Institution or its customer.
    Distributor and the Funds reserve the right to reject any purchase request in their sole discretion. If required by law, each transaction shall be confirmed in writing on a fully disclosed basis and, if confirmed by Distributor, a copy of each confirmation shall be sent simultaneously to Financial Institution if Financial Institution so requests.

(b) The procedures relating to all orders will be subject to the terms of the prospectus (as used herein, references to the Fund's prospectus shall also include the Fund's statement of additional information, which is incorporated by reference into the prospectus) of each Fund and Distributor's written instructions to Financial Institution from time to time.

(c) Payments for Shares shall be made as specified in the applicable Fund prospectus. If payment for any purchase order is not received in accordance with the terms of the applicable Fund prospectus, Distributor reserves the right, without notice, to cancel the sale and to hold Financial Institution responsible for any loss sustained as a result thereof.


4.  Initial Sales Loads Payable to Financial Institution.
---------------------------------------------------------


(a) On each order accepted by Distributor, in exchange for the performance of sales services and/or distribution services, Financial Institution will be entitled to receive the applicable dealer concession set forth in the then current prospectus or statement of additional information ("SAI") of the applicable Fund or applicable Fund Exhibit, whichever contains more recent information, subject to any adjustment in the rate of such concession referred to below, from the amount paid by Financial Institution's customer. The initial sales loads for any Fund shall be those set forth in its prospectus. The rate of the dealer concession payable to Financial Institution may be changed at any time at Distributor's sole discretion upon written notice to Financial Institution.

(b) Transactions may be settled by Financial Institution: (1) by payment of the full purchase price less an amount equal to Financial Institution's applicable percentage of the initial sales load, or (2) by payment of the full purchase price, in which case Financial Institution shall receive, not less frequently than monthly, the aggregate fees due it on orders received and settled. Upon request, Financial Institution shall provide Distributor with a report detailing the amounts retained by Financial Institution under subparagraph (b)(1).

(c) It shall be the obligation of the Financial Institution either: (i) to provide Distributor with all necessary information regarding the application of the appropriate initial sales load to each transaction, or
    (ii) to assess the appropriate initial sales load for each transaction and to forward the public offering price, net of the amount of the initial sales load to be reallowed to the Financial Institution, to the appropriate Fund. Neither the Fund nor Distributor shall have any responsibility to correct the payment or assessment of an incorrect initial sales load due to the failure of the Financial Institution to fulfill the foregoing obligation.


5.  Advance Commissions Payable to Financial Institution.
---------------------------------------------------------

    Upon the purchase of certain Shares, as described in the applicable prospectus, the Financial Institution may be entitled to receive an advance commission from the Distributor as set forth on each Exhibit (or the Fund's current prospectus, if it contains more recent information). This amount is not to be considered an initial sales load and should not be deducted from the public offering price of the Shares which shall be forwarded to the Fund. Generally, a contingent deferred sales charge ("CDSC") will be assessed upon the redemption of Shares with regard to which an advance commission is paid by Distributor. In the event that Financial Institution notifies Distributor in writing that Financial Institution elects to waive such advance commission, and if the Fund's prospectus or SAI permits such a waiver, the CDSC will not be charged upon the redemption of the relevant Shares. To receive advance commission from Distributor on Shares that are subject to a CDSC, Financial Institution must open investor accounts with the Fund on a fully-disclosed basis or be able to account for share ownership periods used in calculating the CDSC. Furthermore, should the custody (or record ownership) of the shares of the investor account(s) be transferred during the applicable CDSC holding period (as described in the Fund prospectus or SAI) to a financial institution which does not maintain investor accounts on a fully disclosed basis and does not account for share ownership periods, the Financial Institution agrees to reimburse Distributor prior to such transfer for advance commissions paid to it by Distributor.

6.  Delivery of Prospectuses to Customers.

    Financial Institution will deliver or cause to be delivered to each customer, at or prior to the time of any purchase of Shares, a copy of the current prospectus of the applicable Fund and, upon request by a customer or shareholder, a copy of the applicable Fund's current SAI and any annual or semi-annual report ("Financial Report(s)"). Financial Institution shall not make any representations concerning any Shares other than those contained in the prospectus, SAI or Financial Report of the Fund or in any promotional materials or sales literature furnished to Financial Institution by Distributor or the Fund.


7.  Indemnification.

(a) Financial Institution shall indemnify and hold harmless Distributor, each Fund, the transfer agent of any Fund, and each of their respective subsidiaries, affiliates, officers, directors, agents and employees from all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with: (1) any breach by Financial Institution of any provision of this Agreement; or
    (2) any actions or omissions of Distributor, any Fund, the transfer agent, and each of their subsidiaries, affiliates, officers, directors, agents and employees in reliance upon any oral, written or computer or electronically transmitted instructions believed to be genuine and to have been given by or on behalf of Financial Institution.

(b) The Distributor shall indemnify and hold harmless Financial Institution and its respective subsidiaries, affiliates, officers, directors, agents and employees from all direct or indirect liabilities, losses or costs (including attorneys fees) arising from, related to or otherwise connected with: (1) any breach by Distributor of any provision of this Agreement; or
   (2) any actions or omissions of Financial Institution and its subsidiaries, affiliates, officers, directors, agents and employees in reliance upon any oral, written or computer or electronically transmitted instructions believed to be genuine and to have been given by or on behalf of the Distributor.

(c) The Distributor agrees to indemnify and hold harmless any Fund for which Distributor is principal underwriter, each of its Directors, each of its officers who have signed the Registration Statement and each other person, if any, who controls such Fund within the meaning of Section 15 of the Securities Act of 1933, as amended, but only with respect to statements or omissions, if any, made in the Registration Statement, or any prospectus, SAI, or any amendment or supplement thereof (the "Filing(s)") in reliance upon, and in conformity with, information furnished to such Fund about Distributor by or on behalf of Distributor expressly for the use in the Filing(s). In case any action shall be brought against any Fund or any other person so indemnified based on the Filing(s), and with respect to which indemnity may be sought against Distributor, Distributor shall have the rights and duties given to such Fund to the extent that Distributor is distributor to that Fund, and such Fund and each other person so indemnified shall have the rights and duties given to Distributor by the provisions of subsection (a) above.

(d) The agreement of the parties in this Paragraph to indemnify each other is conditioned upon the party entitled to indemnification (Indemnified Party) giving notice to the party required to provide indemnification (Indemnifying Party) promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and that the Indemnified Party may participate in such defense at its expense. The failure of the Indemnified Party to give notice as provided in this subparagraph (c) shall not relieve the Indemnifying Party from any liability other than its indemnity obligation under this Paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

(e) The provisions of this Paragraph shall survive the termination of this Agreement.

SECTION III - AGREEMENT TO PROVIDE DISTRIBUTION-RELATED ACTIVITIES.


8.  Agreement under Rule 12b-1.

    Financial Institution acknowledges that this Section III, together with the Introduction to this Agreement, constitute a form of "Related Agreement" under a plan ("Plan") adopted by the Fund in accordance with Rule 12b-1 under the Investment Company Act of 1940 ("1940 Act"). Financial Institution agrees to furnish such information to Distributor as necessary to comply with the Plan and Rule 12b-1.



9.  Distribution-Related Activities.

    Certain Funds pay distribution fees under a Plan or Plans adopted under Rule 12b-1 under the 1940 Act, as noted on Exhibits to this Agreement (or the Fund's current prospectus if it contains more recent information). Distributor hereby appoints Financial Institution to render or cause to be performed one or more of the distribution-related activities and, to the extent covered under the Plans, shareholder services referred to in Section IV, as outlined on such Exhibits, to those Funds and their shareholders.


10. Distribution Fees Payable to Financial Institution.
-------------------------------------------------------

    During the term of this Section III, Distributor will pay Financial Institution distribution fees for each class of shares ("Class") of a Fund as set forth in any Exhibits to this Agreement (or the Fund's current prospectus if it contains more recent information).

11. Term of Agreement.

This Related Agreement shall continue in effect for one year from the date of its execution, and thereafter for successive periods of one year provided the form of this Related Agreement is approved with respect to each Class or Fund (as the case may be) at least annually by the Board of the Fund, including a majority of the members of the Fund Board who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of any Plan or in any related agreements to such Plan ("Independent Board Members"), cast in person at a meeting called for that purpose.

SECTION IV - AGREEMENT TO PROVIDE SHAREHOLDER SERVICES.

12. Shareholder Services.

    Certain Funds pay a Shareholder Services Fee as noted on Exhibit(s) to this Agreement (or the Fund's current prospectus or SAI, if they contain more recent information). Financial Institution agrees to render or cause to be rendered one or more of the personal services to shareholders of the Funds and/or the maintenance of accounts of shareholders of the Funds ("Shareholder Services") as outlined on such Exhibit(s). Financial Institution further agrees to provide, upon request, a written description of the Shareholder Services which Financial Institution is providing hereunder.


13. Shareholder Service Fees Payable to Financial Institution.
--------------------------------------------------------------

    During the term of this Agreement, Distributor will pay Financial Institution Shareholder Service Fees as set forth in Exhibit(s) to this Agreement (or the Fund's current prospectus or SAI, if they contain more recent information).

14. Acknowledgment by Financial Institution.
--------------------------------------------

    Financial Institution acknowledges that, to the extent a Fund's Plan covers Shareholder Services and Shareholder Services Fees, such services and fees are also subject to the terms of Section III of this Agreement.

SECTION V - SUPPLEMENTAL PAYMENTS.

15. Supplemental Payments to Financial Institution.
---------------------------------------------------

    During the term of this Agreement, Distributor or their affiliates may make Supplemental Payments to Financial Institution if and as set forth in Exhibit(s) to this Agreement (or the Fund's current prospectus or SAI, if they contain more recent information) as additional compensation for services described in Sections II, III or IV. Such payments will be made from the assets, reasonable profits and/or resources of Distributor, the adviser to the Fund, or the affiliates of either, and not from assets of the Funds nor from fees payable under applicable Plans.

SECTION VI - MISCELLANEOUS.

16. Proration of Payments.

    For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate proration of the payments referenced in Sections III, IV and V, on the basis of the number of days that this Agreement is in effect during the quarter.



17. ERISA Assets.
(a) Financial Institution understands that the Department of Labor views ERISA as prohibiting fiduciaries of discretionary ERISA assets from receiving certain fees or other compensation from Funds in which the fiduciary's discretionary ERISA assets are invested. Similar, the common law of trusts in certain states prohibit fiduciaries from receiving distribution-related compensation from funds in which the fiduciary's discretionary trust assets are invested. Receipt of such compensation could violate such provisions against fiduciary self-dealing and conflict of interest and could subject the fiduciary to penalties.


18. Customer Names Proprietary to Financial Institution.
--------------------------------------------------------

(a) The names of Financial Institution's customers are and shall remain Financial Institution's sole property and shall not be used by Distributor or its affiliates for any purpose except the performance of their respective duties and responsibilities under this Agreement and except for servicing and informational mailings relating to the Funds. Notwithstanding the foregoing, this Paragraph shall not prohibit Distributor or any of its affiliates from utilizing the names of Financial Institution's customers for any purpose if the names are obtained in any manner other than from Financial Institution pursuant to this Agreement.

(b) Neither party shall use the name of the other party in any manner without the other party's written consent, except as required by any applicable federal or state law, rule or regulation, and except pursuant to any mutually agreed upon promotional programs.

(c) The provisions of this Paragraph shall survive the termination of this Agreement.


19. Security Against Unauthorized Use of Funds' Recordkeeping Systems; Year
----------------------------------------------------------------------------
2000.

    Financial Institution agrees to provide such security as is necessary to prevent any unauthorized use of the Funds' recordkeeping system, accessed via any computer hardware or software provided to Financial Institution by Distributor. Financial Institution represents and warrants that it has examined and tested the internal systems that it has developed to support the services outlined herein and, as of the date of this Agreement, has no knowledge of any situation or circumstance that will inhibit the system's ability to perform the expected functions or inhibit Financial Institution's ability to provide the expected services as a result of any business interruptions relating to dates or days before, during and after the year 2000. In connection with the foregoing, Financial Institution has made reasonable inquiry of its business partners and other entities with which it conducts business and has carefully considered the responses of those third-parties.



20. Solicitation of Proxies.

    Financial Institution agrees not to solicit or cause to be solicited directly, or indirectly, at any time in the future, any proxies from the shareholders of any or all of the Funds in opposition to proxies solicited by management of any Fund, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Board of the Fund constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. This Paragraph will survive the term of this Agreement.

21. Certification of Customers' Taxpayer Identification Numbers.
----------------------------------------------------------------

    Financial Institution agrees to obtain any taxpayer identification number certification from its customers required under Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide Distributor or their respective designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.


22. Notices.

    Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid, registered or certified United States first class mail, return receipt requested, overnight courier services, or by facsimile or similar electronic means of delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to Distributor shall be given or sent to it at Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779, Attention: Secretary, Fax: 412-288-8141 (Phone: 412-288-1900).
All notices to Financial Institution shall be given or sent to it at its address, fax number or e-mail address shown below.


23. Termination and Amendment.

(a) This Agreement shall become effective in this form as of the date set forth below or as of the first date thereafter upon which Financial Institution executes any transaction, performs any service, or receives any payment pursuant hereto. This Agreement supersedes any prior sales, distribution, shareholder service, or administrative service agreements between the parties with respect to the Funds.

(b) This Agreement, including any Exhibit(s) hereto, may be amended by Distributor from time to time by the following procedure. Distributor will mail a copy of the amendment to Financial Institution's address, as shown below. Subject to any requirements imposed by any Plan, and subject to any requirements imposed by Rule 12b-1, if Financial Institution does not object to the amendment within thirty (30) days after its receipt, or, regardless of any objection, as of the first date thereafter upon which Financial Institution executes any transaction, performs any service, or receives any payment pursuant hereto, the amendment will become part of the Agreement. Financial Institution's objection must be in writing and be received by Distributor within such thirty days.

(c) In addition to the ability to amend or terminate this Agreement under the provisions set forth in Paragraphs 1(a) and 23(b), Section III and
    Section IV (to the extent Section IV is covered under a Plan) of this Agreement may be terminated with respect to each Class or Fund, as the case may be, as follows:

   (i) at any time, without the payment of any penalty, by the vote of a majority of the Independent Board Members of the Fund or by a "vote of a majority of the outstanding voting securities" of such Class or Fund, as the case may be, as defined in the 1940 Act on not more than sixty (60) days' written notice to the parties to this Agreement;

   (ii) automatically in the event of the Agreement's assignment as defined in the 1940 Act, upon the termination of the "Distributor's Contract" entered into between the Fund and Distributor under Section 15(b) and (c) of the 1940 Act, or upon the termination of the Plan relating to such Class or Fund, as the case may be, covered under this Agreement;

   (iii) by any party to the Agreement without cause by giving the other party at least sixty (60) days' written notice of its intention to terminate; and

   (iv) at such other time as may be mutually agreed to in writing by each party to this Agreement.

(d) The termination of this Agreement with respect to any one Class or Fund will not cause the Agreement's termination with respect to any other Class or Fund.

24. Severability.

    If any provision or portion of this Agreement is at any time determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement will be unaffected thereby and will remain in full force and effect to the fullest extent permitted by law.


25. Governing Law.

    This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflict of laws principles thereof. Financial Institution agrees that it shall bring any action or proceeding against Distributor arising out of or related in any way to this Agreement solely in a court of competition jurisdiction sitting in Allegheny County or the Western District of Pennsylvania, and otherwise consents to the jurisdiction of either court.

FEDERATED SECURITIES CORP.

By:   __________________________
Name: __________________________
Title:      __________________________

EDGEWOOD SERVICES, INC.

By:   __________________________
Name: __________________________
Title:      __________________________

                              (Please Print or Type)
                              Financial Institution:


                              By:
                                 ---------------------------------
                              Name:
                                   -------------------------------
                              Title:
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                              Date:
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                              Address

                              City, State  Zip Code
                              Phone number:
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                              Fax number:
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                              E-mail address:
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                   MUTUAL FUNDS SALES AND SERVICE AGREEMENT
                                 EXHIBIT FOR

                            Vision Group of Funds


Federated Securities Corp. - Distributor

    For purposes of this Exhibit, any "Initial Sales Load" shall be paid subject to the terms of Section II of the Agreement; any "Advance Commissions" shall be paid subject to the terms of Section II of the Agreement; and Advance Commissions shall be paid as a percentage of the public offering price of the Fund shares next determined after the purchase order is accepted. All fees stated herein are valid as of the date stated below. Fees are subject to change pursuant to Sections 22 and 23 of the Agreement.

                                          Initial Sales
   AdvanceAdviser
                                          Load       Commission  Payments

   Vision Money Market Fund
   Class A Shares                           None      None        *
   Class S Shares                           None      None        *
   Vision New York Tax-Free Money Market Fund
   Class A Shares                           None      None        *
   Vision U.S. Government Securities Fund
   Class A Shares                           4%        None        *
   Vision New York Municipal Income Fund
   Class A Shares                           4%        None        *
   Vision Large Cap Value Fund
   Class A Shares                           5%        None        *
   Class B Shares                           None      4%          *
   Vision Mid Cap Stock Fund
   Class A Shares                           5%        None        *
   Class B Shares                           None      4%          *
   Vision International Equity Fund
   Class A Shares                           5%        None        *
   Class B Shares                           None      4%          *
   Vision Managed Allocation Fund-Conservative Growth
   Class A Shares                           41/2%      None        *
   Class B Shares                           None      4%          *
   Vision Managed Allocation Fund-Moderate Growth
   Class A Shares                           41/2%      None        *
   Class B Shares                           None      4%          *
   Vision Managed Allocation Fund-Aggressive Growth
   Class A Shares                           41/2%      None        *
   Class B Shares                           None      4%          *
   Vision Treasury Money Market Fund
   Class A Shares                           None      None        *
   Class S Shares                           None      None        *
   Vision Large Cap Core Fund
   Class A Shares                           5%        None        *
   Class B Shares                           None      4%          *
   Vision Intermediate Term Bond Fund
   Class A Shares                           4%        None        *
   Vision Pennsylvania Municipal Income Fund
   Class A Shares                           4%        None        *
   Vision Institutional Prime Money Market Fund         None      None  *
   Vision Institutional Limited Duration U.S.
    Government Fund                         21/2%      None        *
                                          Initial Sales
   AdvanceAdviser
                                          Load       CommissionPayments

   Vision Small Cap Stock Fund
   Class A Shares                           5%        None        *
   Class B Shares                           None      4%          *
   Vision Large Cap Growth Fund
   Class A Shares                           5%        None        *
   Class B Shares                           None      4%          *
   Vision Large Cap Growth Fund II          None        None      *
Vision Large Cap Value Fund II              None      None        *
Vision Managed Allocation Fund-Moderate Growth II     None        None  *


* The Adviser to the Fund(s) will make payments from its reasonable profits and/or resources at an annual rate on the average net asset value of shares held in each of the Funds attributable to the specified class during the period in accounts for which Financial Institution provides distribution related and/or shareholder services, commencing one year after the date of this Agreement, based on the following breakpoints:

   Average net asset value of shares        Adviser Payments as a
   held commencing one year after           percentage of average net
   date of Agreement                        value of Assets held
   -----------------                        --------------------

   First $5 Million                            0.15%
   Next $5 Million                             0.20%
   Over $10 Million                            0.25%

   Such amounts will be accrued daily and paid at least quarterly, and are not the obligation of the Distributor.



Dated:  March 1, 2002